LIMITED PARTNERSHIP AGREEMENT

THIS AGREEMENT dated for reference May 31, 2006,

AMONG:

PATCH OILSANDS LTD., a corporation incorporated under the laws of British Columbia, with an office at 1220 - 666 Burrard Street, Vancouver, B.C. V6C 2X8

(the "**General Partner**")

AND:

PATCH ENERGY INC., a corporation incorporated under the laws of Canada, with an office at 1220 - 666 Burrard Street, Vancouver, B.C. V6C 2X8

(the "**Initial Limited Partner**")

AND:

HABANERO RESOURCES INC., a corporation incorporated under the laws of British Columbia, with an office at 1205 – 789 West Pender Street, Vancouver, B.C.
V6C 1H2

("**Habanero**")

AND:

MICRON ENVIRO SYSTEMS INC., a corporation incorporated under the laws of the State of Nevada, with an office at 1205 – 789 West Pender Street, Vancouver, B.C. V6C 1H2

("**Micron**")

AND:

Each person who is admitted to the Partnership as a Limited Partner in accordance with the terms provided in this Agreement

(collectively, the "**Limited Partners**" which includes the Initial Limited Partner, Habanero and Micron, unless otherwise excluded herein)

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises and covenants contained herein and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each party hereto) the parties agree as follows:

P.S.

PART 1

INTERPRETATION

Definitions

1.1 In this Agreement the following words have the following meanings:

(a) **Act** means the *Partnership Act* (British Columbia), as amended from time to time;

(b) **Affiliate** of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; for the purposes of this definition, control, controlling or controlled means the power to direct management and policies, directly or indirectly, whether through ownership of voting securities, by contract or otherwise;

(c) **Agreement** means this Limited Partnership Agreement including without limitation the schedules hereto, as from time to time amended, supplemented or restated;

(d) **Assignment Form** means the assignment form for a Unit in the form attached as Schedule B or a similar form acceptable to the General Partner;

(e) **Associate**, where used to indicate a relationship with any person has the same meaning as in the *Securities Act* (British Columbia);

(f) **Auditor** means the firm of chartered accountants, whose partners are members in good standing of the Canadian Institute of Chartered Accountants and which is appointed by the General Partner from time to time to act as auditors of the Partnership, if any;

(g) **Base Amount** has the meaning ascribed to it in §4.4(c) ;

(h) **Business Day** means a day of the year on which banks are not required or authorized to close in Vancouver, British Columbia;

(i) **Capital Contribution** of a Limited Partner means the total amount of money or property paid or agreed to be paid to the Partnership by such Limited Partner, or a predecessor Limited Partner, in respect of Units subscribed for by such Limited Partner, or a predecessor Limited Partner, where subscriptions therefore have been accepted by the General Partner;

(j) **Cash Units** has the meaning ascribed to it in §4.4(a);

(k) **Certificate** means the certificate filed under the Partnership Act on the formation of the Partnership, as from time to time amended;

(l) **Extraordinary Resolution** means;

(i) a resolution passed by Limited Partners holding, in the aggregate, not less than 75% of the aggregate number of Units held by those Limited Partners who, being entitled to do so with respect to such resolution, vote in person or by proxy at a duly convened meeting of Partners, or any adjournment thereof, called in accordance with this Agreement; or

D.S

(ii) a written resolution in one or more counterparts consented to in writing by Limited Partners holding, in the aggregate, not less than 75% of the aggregate number of Units held by those Limited Partners who are entitled to vote on the resolution;

(m) **Farmout and Participation Agreement** means the agreement between Patch Oilsands Limited Partnership (formerly, Canadian Oilsands Limited Partnership) and Bounty Developments Ltd., dated February 28, 2006;

(n) **Fiscal Year** means the fiscal year of the Partnership established pursuant to §3.2;

(o) **Indemnitee** has the meaning ascribed to it in §9.10;

(p) **Initial Units** has the meaning ascribed to it in §4.2(a);

(q) **Leases** means the three leases legally described as Lease 453, Section 5, Township 78, Range 8W4 (256 hectares), Lease 476, Section 11, Township 78 Range 9W4 (256 hectares) and Lease 489, Section 12 and 13, Township 86, Range 25W4 (512 hectares), registered in the name of Canadian Coastal Resources Inc., as bare trustee for the Partnership;

(r) **Ordinary Resolution** means:

(i) a resolution passed by Limited Partners holding, in the aggregate, not less than a simple majority of the aggregate number of Units held by those Limited Partners who being entitled to do so with respect to such resolution, vote in person or by proxy at a duly convened meeting of Limited Partners, or any adjournment thereof, called in accordance with this Agreement; or

(ii) a written resolution in one or more counterparts consented to in writing by Limited Partners holding, in the aggregate, not less than a simple majority of the aggregate number of Units held by those Limited Partners who are entitled to vote on the resolution;

(s) **Partners** means the General Partner, the Initial Limited Partner and the Limited Partners and Partner means any one of them;

(t) **Partnership** means the limited partnership governed by this Agreement;

(u) **Person** means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted and any successor to a Person;

(v) **Preferential Subscription Rights** has the meaning ascribed to it in §4.4;

(w) **Preferential Subscription Rights Expiration Date** has the meaning ascribed to it in §4.5;

(x) **Proceeds of Disposition** means in any period the proceeds of sale received or receivable in that period by the Partnership from the sale of Canadian Resource Property;

D.S.

(y) **Pro Rata** means in relation to each Limited Partner, the ratio of the number of Units held by a Limited Partner to the number of Units held by all the Limited Partners;

(z) **Record** means the record of the Limited Partners which the General Partner is required to maintain under the Act;

(aa) **Register** means the register indicating the names and addresses of the Limited Partners and the number of Units held by them, to be kept by the General Partner or a third party acceptable to the General Partner;

(bb) **Requisitioning Partners** has the meaning set forth in §11.1;

(cc) **Securities Act** means the *Securities Act* (British Columbia) and the regulations thereunder, as amended from time to time;

(dd) **Share Units** has the meaning ascribed to it in §4.4(a);

(ee) **Subscription Form** means a subscription agreement for one or more Units and power of attorney in the form approved by the General Partner from time to time, the current form of which is attached as Schedule A hereto;

(ff) **Tax Act** means the *Income Tax Act* (Canada) and the regulations thereunder, as amended from time to time;

(gg) **Termination Date** has the meaning set forth in §13.1;

(hh) **Unit** means a limited partnership unit of the Partnership;

(ii) **Unit Certificate** means a certificate for Units issued in accordance with §4.26 in a form acceptable to the General Partner ; and

(jj) **Unitholder** means the holder of a Unit.

Headings

1.2 In this Agreement, the headings are for convenience of reference only, do not form a part of this Agreement and are not to be considered in the interpretation of this Agreement.

Interpretation

1.3 For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) "this Agreement" or "Limited Partnership Agreement" means this Agreement of Limited Partnership as it may from time to time be supplemented, amended or restated, and includes the Schedules attached hereto;

(b) all references in this Agreement to designated "Parts", §, "Schedules" and other subdivisions are to the designated Parts, §, Schedules and other subdivisions of this Agreement;

D.S.

(c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Part, §, Schedule or other subdivision of this Agreement;

(d) the table of contents and headings are for convenience only and do not form a part of this Agreement, nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

(e) a general statement, term or matter when followed by the word "including", shall not be construed as limited to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not language such as "without limitation, or "but not limited to" or words of similar import are used with reference thereto, but rather the general statement, term or matter shall be deemed to refer to all items and matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(f) all accounting terms not otherwise defined herein have the meanings assigned to them, and all calculations to be made hereunder are to be made, in accordance with generally accepted accounting principles applicable to the undertaking of the Partnership;

(g) any reference to a statute shall include and shall, unless otherwise set out herein, be deemed to be a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulations;

(h) any reference to a Person shall include and shall be deemed to be a reference to any Person that is a successor to such Person;

(i) any reference to "approval", "authorization" or "consent" of the General Partner means the written approval, written authorization or written consent of the General Partner; and

(j) words importing the masculine gender include the feminine or neutral gender and words in the singular include the plural, and vice versa and, where applicable, a corporation.

Currency

1.4 All references to currency herein are references to lawful money of Canada.

Schedules

1.5 The following are the Schedules to this Agreement:

Schedule A: Subscription Form and Power of Attorney
Schedule B: Assignment Form and Power of Attorney

D.S.

PART 2

RELATIONSHIP BETWEEN PARTNERS

Formation of the Partnership

2.1 The General Partner and the Initial Limited Partner agree to and do hereby form a limited partnership in accordance with the laws of the Province of British Columbia and the provisions of this Agreement. The Partnership shall be effective as a limited partnership from the date on which the Certificate of limited partnership is filed in accordance with the Act.

Name of the Partnership

2.2 The name of the Partnership shall be "Patch Oilsands Limited Partnership" or such other or additional name as the General Partner may from time to time deem appropriate or deem necessary to comply with the laws of the jurisdictions in which the Partnership may carry on business. The General Partner shall also have the right to change the name of the Partnership as it sees fit and to file an amendment to the Certificate changing the name of the Partnership.

Status of Partners

2.3 The General Partner represents, warrants, covenants and agrees with the Partnership and with each Limited Partner that it:

(a) is a corporation incorporated under the laws of British Columbia and is validly subsisting under such laws;

(b) is not a Person an interest in which is a "tax shelter investment" for the purposes of §143.2 of the Tax Act;

(c) has the capacity and corporate authority to act as the General Partner of the Partnership and to perform its obligations under this Agreement, and such obligations do not conflict with nor do they result in a breach of any of its constating documents, by-laws or any agreement by which it is bound;

(d) will not borrow money from the Partnership;

(e) will act in good faith in a manner which it believes to be in the best interests of the Partnership, subject to the provisions of this Agreement; and

(f) currently holds and shall maintain the registrations necessary for the conduct of its business and has and shall continue to have all licences and permits necessary to carry on its business as the General Partner of the Partnership in all jurisdictions where the activities of the Partnership require such licensing or other form of registration of the General Partner.

2.4 Each of the Limited Partners severally represents, warrants, covenants and agrees with the Partnership and with each other Partner that such Limited Partner:

(a) will legally and beneficially hold and own the Units as principal;

D.S.

(b) has the capacity and competence and, if a corporation, the necessary corporate authority, to enter into this Agreement;

(c) is not a Person an interest in which is a "tax shelter investment" for the purposes of §143.2 of the Tax Act;

(d) if financing the acquisition of a Unit by way of indebtedness, in whole or in part, has ensured and will ensure that all of the following terms are met with respect to such indebtedness:

(i) recourse for such indebtedness is not limited in any way, either immediately or in the future or absolutely or contingently, and

(ii) bona fide written arrangements were made, at the time the indebtedness arose, for full repayment with interest within a reasonable period not exceeding 10 years, and

(iii) interest is payable on such indebtedness at least annually at a rate at least equal to the rate prescribed (or to be prescribed) for purposes of §143.2 of the Tax Act as of the time the indebtedness arose, and

(iv) such interest will be paid no later than 60 days after the end of each taxation year of the debtor, and

(v) there is not, and is not to be, a series of loans and repayments in relation to the indebtedness, and

(vi) all information with respect to the indebtedness is available in Canada; and

(e) will maintain the status required under §2.4(c) and (d).

Survival of Representations, Warranties and Covenants

2.5 The representations, warranties and covenants made pursuant to §2.3 and §2.4 shall survive the execution of this Agreement and each Partner covenants and agrees to ensure that each representation, warranty and covenant made pursuant to §2.3 and §2.4 remains true so long as such Partner remains a Partner.

Evidence of Status

2.6 Each Limited Partner covenants and agrees that it will, upon request and at any time if so requested by the General Partner, promptly provide evidence to the General Partner that its status under the Tax Act is as represented in §2.4.

Limitation on Authority of Limited Partners

2.7 No Limited Partner, as such, shall

(a) take part in the administration, control, management or operation of the business of the Partnership or exercise any power in connection therewith or transact business on behalf of the Partnership;

(b) execute any document which binds or purports to bind any other Partner or the Partnership;

D.S.

(c) hold himself or herself out as having the power or authority to bind any other Partner or the Partnership;

(d) have any authority or power to act for or undertake any obligation or responsibility on behalf of any other Partner or the Partnership,

(e) bring any action for partition or sale or otherwise in connection with the Partnership or any interest in any property of the Partnership, whether real or personal, tangible or intangible or register or permit to be filed, registered or remain undischarged any lien or charge in respect of any property of the Partnership; or

(f) compel or seek a partition, judicial or otherwise, of any of the assets of the Partnership distributed or to be distributed to the Partners in kind in accordance with this Agreement.

Notwithstanding the foregoing, the General Partner in respect of any ownership of Units by it, shall not be subject to the restrictions that otherwise apply to Limited Partners.

Power of Attorney

2.8 Each Limited Partner hereby irrevocably nominates, constitutes and appoints the General Partner, with full power of substitution, as the Limited Partner's agent and true and lawful attorney to act on the Limited Partner's behalf with full power and authority in the Limited Partner's name, place and stead to execute and record or file as and where required:

(a) this Agreement, any amendment to this Agreement (subject to required Limited Partner approvals, if any) and any other instruments or documents required to continue and keep in good standing the Partnership as a limited partnership under the Act, or otherwise to comply with the laws of any jurisdiction in which the Partnership may carry on business or own or lease property in order to maintain the limited liability of the Limited Partners and to comply with the applicable laws of such jurisdiction (including such amendments to the Certificate or the Record as may be necessary to reflect the admission to the Partnership of subscribers for or transferees of Units as contemplated by this Agreement);

(b) all instruments and any amendments to the Certificate necessary to reflect any amendment to this Agreement;

(c) any instrument required in connection with the dissolution and termination of the Partnership in accordance with the provisions of this Agreement, including any elections, determinations or designations under the Tax Act and under any similar legislation;

(d) the documents necessary to be filed with the appropriate governmental body or authority in connection with the business, property, assets and undertaking of the Partnership;

(e) such documents as may be necessary to give effect to the business of the Partnership as described in §3.1;

(f) the documents on the Limited Partner's behalf and in the Limited Partner's name as may be necessary to give effect to the sale, assignment or redemption of a Unit or to give effect to the admission of a subscriber for or transferee of Units to the Partnership;

D.S.

(g) any election, determination, designation, information return or similar document or instrument as may be required at any time under the Tax Act, the *Excise Tax Act* (Canada), or under any other taxation legislation or laws of like import of Canada or of any province, territory or jurisdiction which relates to the affairs of the Partnership or the interest of any Person in the Partnership; and

(h) all other instruments and documents on the Limited Partner's behalf and in the Limited Partner's name or in the name of the Partnership as may be deemed necessary by the General Partner to carry out fully this Agreement in accordance with its terms.

The power of attorney granted herein and in any Subscription Form is irrevocable, is a power coupled with an interest, shall survive the death or disability of a Limited Partner and shall survive the transfer or assignment by a Limited Partner, to the extent of the obligations of a Limited Partner hereunder, of the whole or any part of the interest of the Limited Partner in the Partnership, extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Limited Partner, and may be exercised by the General Partner on behalf of each Limited Partner in executing any instrument by a facsimile signature or by listing all the Limited Partners and executing such instrument with a single signature as attorney and agent for all of them, or in such other manner as the General Partner sees fit. Each Limited Partner agrees to be bound by any representations or actions made or taken by the General Partner pursuant to this power of attorney and hereby waives any and all defences which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under this power of attorney in accordance with the *Powers of Attorney Act* (Alberta) and the *Power of Attorney Act* (British Columbia). Each Limited Partner declares that these powers of attorney may be exercised during any legal incapacity or mental infirmity on the Limited Partner's part.

This power of attorney shall continue in respect of the General Partner so long as it is the General Partner of the Partnership and shall terminate thereafter, but shall continue in respect of a new General Partner as if the new General Partner were the original attorney.

A transferee of a Unit shall, upon becoming a Limited Partner, be conclusively deemed to have acknowledged and agreed to be bound by the provisions of this Agreement as a Limited Partner and shall be conclusively deemed to have provided the General Partner with the power of attorney described in this §2.8.

Limited Liability of Limited Partners

2.9 Subject to the provisions of the Act and of similar legislation in other jurisdictions, the liability of each Limited Partner for the debts, liabilities and obligations of the Partnership shall be limited to the Limited Partner's Capital Contribution, plus the Limited Partner's Pro Rata share of any undistributed income of the Partnership. Where Limited Partners have received the return of all or part of their Capital Contribution or where the Partnership is dissolved, the Limited Partners shall be liable to the Partnership's creditors for any amount, not in excess of the amount of Capital Contribution returned with interest, necessary to discharge the liabilities or the Partnership to all creditors who extended credit or whose claims otherwise arose before the return of the Capital Contribution. Following such payment, a Limited Partner shall not be liable for payment of any further claims or assessments or be required to make further contributions to the Partnership.

2.10 The Limited Partners acknowledge that:

D.S.

(a) the limitation of liability of a Limited Partner will be lost by a Limited Partner:

(i) who takes part in the control or management of the business of the Partnership other than solely and strictly in the Limited Partner's capacity as an officer, director or employee of the General Partner;

(ii) who takes an active part in the business of the Partnership other than solely and strictly in the Limited Partner's capacity as an officer, director or employee of the General Partner;

(iii) who is also a general partner of the Partnership;

(iv) whose name, or a significant part of whose corporate name, appears in the firm name of the Partnership; or

(v) who makes statements in the record or in public filings made pursuant to the Partnership Act and other legislation; and

(b) Limited Partners may lose their limited liability to the extent that the principles of Canadian law recognizing the limitation of liability of limited partners have not been authoritatively established with respect to limited partnerships formed under the laws of one province but operating, owning property or incurring obligations in another province.

Indemnity of Limited Partners

2.11 The General Partner will indemnify and hold harmless each Limited Partner (including former Limited Partners) for all costs, expenses, damages or liabilities suffered or incurred by the Limited Partner if the limited liability of such Limited Partner is lost for or by reason of the negligence of the General Partner in performing its duties and obligations hereunder.

Compliance with Laws

2.12 Each Limited Partner will, on the request of the General Partner from time to time, immediately execute any documents considered by the General Partner to be necessary or desirable to comply with any applicable law or regulation of any jurisdiction, for the continuation, operation or good standing of the Partnership.

Other Activities and Business Opportunities

2.13 The General Partner and the Initial Limited Partner, or any Affiliate in respect thereof, and their respective officers, directors and employees may, at any time, acquire any property or pursue or engage in or promote or manage any other business or investment opportunity for their own account or purposes, whether or not similar to or competitive with the business of the Partnership, and will not be liable to account therefore to the Partnership or to any Partner or be required to offer such property or business opportunity to the Partnership.

No Breach of Fiduciary Duties

2.14 The pursuit or acquisition of any such property or business or investment opportunity by the General Partner or the Initial Limited Partner or any Affiliate on its own account even if competitive

PS.

with the business of the Partnership, will not be in breach of any fiduciary duties owed by the General Partner or the Affiliate to the Limited Partners.

General Partner May Hold Units

2.15 The General Partner may subscribe for and acquire Units or purchase Units and shall be shown on the Record as a Limited Partner in respect of the number of Units held by the General Partner from time to time.

Authority of General Partner to Make Tax Elections

2.16 For greater certainty, the General Partner shall be entitled to make or execute elections under the Tax Act, the *Excise Tax Act* (Canada) and applicable provincial tax legislation on behalf of the Partnership and on behalf of all Partners and shall have the authority to act for the Partnership, the Partner and such persons in connection therewith.

PART 3

BUSINESS OF THE PARTNERSHIP

Nature of Business

3.1 The Partnership will carry on the following business activities in Canada or elsewhere and may engage others to do so on its behalf on such terms as the General Partner sees fit:

(a) to explore for, delineate deposits of, and develop and operate facilities for the removal, processing and production of, bituminous sands / oilsands, oil shale and related hydrocarbons and other petroleum, natural gas and mineral substances, directly or indirectly through participation with others;

(b) to purchase, acquire, hold or sell interests in or rights in respect of, any of the foregoing, whether as passive investments or with active participation;

(c) if necessary, to construct and operate facilities for the treatment, production, collection, storage, delivery and sale of any of the foregoing;

(d) invest available funds from time to time in money market instruments, or such other investments as the General Partner sees fit;

and any other business that is complementary or incidental to or otherwise in furtherance thereof.

Fiscal Year

3.2 Subject to the General Partner determining otherwise, the first fiscal year of the Partnership shall end on December 31, 2006 and thereafter each fiscal year shall commence on January 1 in each year and shall end on the earlier of December 31 in that year or on the date of dissolution or other termination of the Partnership.

D.S.

PART 4

UNITS

Authorized Units

4.1 The Partnership is authorized to issue an unlimited number of Units.

Attributes of Units

4.2 Units of the Partnership shall have the following attributes, subject to the Preferential Subscription Rights;

(a) subject to the provisions of this Agreement, each Unit shall be transferable only with the prior written approval of the General Partner, subject to the unfettered discretion of the General Partner;

(b) each Unit shall be identical to all other Units in all respects and, accordingly, shall entitle the holder to the same rights and obligations as a holder of any other Unit and no Limited Partner shall, in respect of any Unit held by such Limited Partner, be entitled to any preference, priority or right in any circumstance over any other Limited Partner in respect of any Unit held by the other Limited Partner;

(c) each Limited Partner's interest shall represent the same proportion of the total interest of all Limited Partners in the Partnership as the number of Units held by it is of the total number of Units outstanding at any time;

(d) each Limited Partner shall be entitled to one vote at all meetings of Limited Partners for each Unit held; and

(e) each Unit shall share equally with respect to any and all distributions made and allocations to be made by the Partnership, including distributions of net income and net realized capital gains, if any.

Units Fully Paid and Non-Assessable

4.3 The Partnership shall issue Units only as fully paid and non-assessable.

Preferential Subscription Rights

4.4 The following rights shall be referred to herein as the "**Preferential Subscription Rights**":

(a) It is acknowledged that the Partnership may fund business transactions with cash to be paid by the Partnership and/or the delivery of shares of Patch International Inc., which shares the Partnership may then first purchase from Patch International Inc. Units will be comprised of that number of Units that are required to fund the cash portion of a business transaction (the "**Cash Units**") and that number of Units that are required to fund the share portion of a business transaction (the "**Share Units**");

DS

(b) the Initial Limited Partner, Habanero and Micron have subscribed for the following Units (the "**Initial Units**") of the Partnership in connection with the Farmout and Participation Agreement and the Leases:

(i) Initial Limited Partner: 1,470,000 Cash Units and 403,279 Share Units;

(ii) Habanero: 408,333 Cash Units and 112,022 Share Units; and

(iii) Micron: 81,667 Cash Units and 22,404 Share Units;

(c) the Initial Limited Partner subscribed for the Cash Units at a price determined by the General Partner (the "**Base Amount**") and Habanero and Micron subscribed for the Cash Units at a price that was 1.285714 of the Base Amount. Each of the Initial Limited Partner, Habanero and Micron subscribed for the Share Units at the Base Amount;

(d) the Initial Limited Partner currently holds 75% of the Units, with Habanero and Micron holding 20.8333% and 4.1667%, respectively;

(e) if the General Partner determines that additional Units are to be issued, each of the Initial Limited Partner, Habanero and Micron have the right, subject to §4.5, to acquire such additional Units, in such amounts as to maintain their respective 75%, 20.8333% and 4.1667% Unit holdings, at a price equal to the subscription price paid by such party(ies) for their Initial Units, provided that if any one or more of the Initial Limited Partner, Habanero and Micron fails to exercise its right to subscribe for any of the additional Units that they are entitled to, the remaining party(ies) are entitled to subscribe for such additional Units as remain unsubscribed for, Pro Rata, in accordance with their interest in the Partnership calculated without reference to any Units then held by any non-subscriber(s), at a price equal to the subscription price paid by such party(ies) for their Initial Units; and

(f) if any one or more of the Initial Limited Partner, Habanero and Micron fails to exercise its right to subscribe for any additional Units that they are entitled to, then such party(ies) lose their right of first refusal on any subsequent issuances of Units made prior to the Preferential Subscription Rights Expiration Date.

4.5 The Preferential Subscription Rights shall expire on the earlier of the date that the Partnership has received Capital Contributions totalling in the aggregate $5 million and the date that the Partnership accepts a new Limited Partner (the "**Preferential Subscription Rights Expiration Date**").

4.6 Following the Preferential Subscription Rights Expiration Date, if the General Partner determines that additional Units are to be issued, each of the Limited Partners has the right, to acquire such additional Units, Pro Rata, provided that if any one or more of the Limited Partners fails to exercise its right to subscribe for any of the additional Units that they are entitled to, the remaining party(ies) are entitled to subscribe for such additional Units as remain unsubscribed for, Pro Rata, in accordance with their interest in the Partnership calculated without reference to any Units then held by any non-subscriber(s), at a price determined by the General Partner in its sole and unfettered discretion. For clarity, if any of the Initial Limited Partner, Habanero and/or Micron lost its right of first refusal prior to the Preferential Subscription Rights Expiration Date, such right will be reinstated following the Preferential Subscription Rights Expiration Date, but the percentage of Units that such party(ies) will be entitled to subscribe for will be based on that parties current holdings. If any one or more of the Limited Partners fails to exercise its right to subscribe for any additional Units that they are entitled to, then such party(ies) lose their right of first refusal on any subsequent issuances of Units.

D.S.

4.7 Subject to the Preferential Subscription Rights, the General Partner may raise capital for the Partnership by selling Units, determine the subscription price, terms and conditions of any such sale, and do all things in that regard including, if necessary, preparing and filing a prospectus, offering memorandum or similar document and such other documents as may be necessary or advisable, paying the expenses of issue and entering into agreements with any person providing for a commission or fee in respect of such sale, either to agents or purchasers, and for greater certainty all things done by the General Partner in that regard prior to the date hereof are hereby ratified and confirmed.

4.8 Without restricting the generality of §4.4 , but subject to §4.3, the subscription price for each Unit will be payable in full at the time of subscription or, if the General Partner so decides, in part at the time of subscription and the balance on such terms, with such interest and with such security, if any, as the General Partner directs. If any portion of the subscription price of a Unit or Units is unpaid when due and owing, the General Partner may give 14 days' notice to the Person subscribing for such Unit or Units to pay such amount as remains unpaid on account of the subscription price and if such amount is not paid within such 7 days, or such later date as agreed to by the General Partner, the General Partner will issue the number of Units to such Person as have been fully paid for and allow the balance of the unpaid Units to be acquired Pro Rata by the remaining Limited Partners.

4.9 Each subscriber shall complete and execute the applicable Subscription Form including a power of attorney setting forth, among other things, the total subscription price for the Units subscribed for, which subscription price shall be such Person's agreed-upon Capital Contribution.

Additional Units

4.10 Subject to the Preferential Subscription Rights, the General Partner may, in its discretion, cause the Partnership to issue additional Units (including pursuant to the reinvestment of distributions made by the Partnership or in payment or exchange for assets, securities or investments of any nature) at such prices and on such terms and conditions of the offering or sale of Units as the General Partner, in its discretion, may determine from time to time hereafter and may do all things in that regard including preparing and filing offering and other documents, paying the expenses of issue and entering into agreements with any Person providing for payment of a commission or fee.

4.11 Following the Preferential Subscription Rights Expiration Date, each Limited Partner will have the right, on the proposed issuance of any additional Units, to subscribe for such additional Units, Pro Rata, in accordance with their then percentage holding of Units, with each Limited Partner paying the same subscription price for the additional Units as may be determined by the General Partner in its sole and unfettered discretion. If any Limited Partners shall fail to exercise their right to subscribe for their Pro Rata share of the additional Units within 7 days of being made aware of such offer by the General Partner , the remaining Limited Partners will be entitled to subscribe for such Units as remain, Pro Rata in accordance with their then interest in the Limited Partnership calculated without reference to any Units then held by the non-subscriber(s).

4.12 Notwithstanding §4.10, the General Partner will not, and will not knowingly permit any other person on its behalf to, make any representations (other than those contained in documents or communications routinely delivered on or in advance of a subscription for Units) to any person that could reasonably be expected to cause the Partnership or any interest in the Partnership to be or become a "tax shelter" as defined under the Tax Act.

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Acceptance of Subscription Form by General Partner

4.13 The General Partner shall have the right, in its sole discretion, to refuse to accept a subscription or a Subscription Form. The General Partner will attempt (based on information then made available) to reject Subscription Forms submitted by a subscriber who is or appears to be, a person or partnership an interest in which is a "tax shelter investment" for purposes of the Tax Act or a subscriber who otherwise fails to meet the requirements of §2.4, and the General Partner may require subscribers to provide evidence satisfactory to it that such subscribers are not within such categories. If, for any reason, a Subscription Form is not accepted, the General Partner shall forthwith redeliver to the subscriber the Subscription Form and any subscription monies or cheques representing subscription monies for such Units without interest or deduction.

Admittance as Limited Partner

4.14 Upon acceptance by the General Partner of any Subscription Form, all Partners will be deemed to consent to the admission of the subscriber as a Limited Partner, the General Partner may execute this Agreement on behalf of the subscriber and will cause the Record to be amended, and will execute such other documents as may be required by the Act or under legislation similar to the Act in other provinces to be filed or amended, specifying the prescribed information and will cause the foregoing information in respect of the new Limited Partner to be included in the Partnership's books and records.

Effective Date

4.15 The rights and obligations of a subscriber for, or a transferee of, Units as a Limited Partner or substituted Limited Partner, respectively, under this Agreement commence and are enforceable by and upon the Limited Partner as between the Limited Partner and the other Partners from and after the earlier of the date on which the Record has been amended to reflect such subscription or transfer and the effective date on which the General Partner in its sole discretion recognizes such subscriber or transferee as a Limited Partner.

Register and Record of Limited Partners

4.16 The General Partner, or a third party acceptable to the General Partner, shall maintain at its registered office in Vancouver, British Columbia, a Register listing all names and addresses of registered Limited Partners and the number of Units held by them. The General Partner shall also maintain at the Partnership's registered office in British Columbia the Record setting out such information as is prescribed under the Act.

Changes In Membership of Partnership

4.17 No change of name or address of a Limited Partner, no transfer of a Unit and no admission of a substituted Limited Partner in the Partnership shall be effective for the purposes of this Agreement until all reasonable requirements as determined by the General Partner with respect thereto have been met, including the requirements set out in this Part and elsewhere in this Agreement, and until such change, transfer, substitution or addition is duly reflected in an amendment to the Record as may be required by the Act. The names and addresses of the Limited Partners as reflected from time to time in the Record, as from time to time amended, shall be conclusive as to such facts for all purposes of the Partnership. For greater certainty, and notwithstanding any other provision of this Agreement, the General Partner may reject a Unit transfer or admission of a substituted Limited Partner for any reason whatsoever.

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Notice of Change

4.18 No name or address of a Limited Partner shall be changed and no transfer of a Unit or substitution or addition of a Limited Partner in the Partnership shall be recorded on the Record or the Register except pursuant to a notice in writing received and accepted by and at the discretion of the General Partner.

Inspection of Record

4.19 A Limited Partner, or an agent of a Limited Partner duly authorized in writing, has the right to inspect and make copies (at his own expense) from the Record during normal business hours on such days as the Partnership's principal office is open for business.

Transfer of Units

4.20 Units may be transferred by a Unitholder to any Person, subject to the prior written consent of the General Partner, which consent may be granted or withheld in the unfettered discretion of the General Partner. Without limited the generality of the foregoing, the General Partner will deny the transfer of Units in respect of any transferor who is in default under this Agreement until such time as the default is rectified. No transferee will become a Limited Partner until all filings and recordings required by the Act and this Agreement have been duly made. Where the transferee has been pre-approved by the General Partner acting in its sole and unfettered discretion and is entitled to become a Limited Partner pursuant to the provisions hereof the General Partner shall be authorized to admit the transferee to the Partnership as a Limited Partner and the Limited Partners hereby consent to the admission of, and will admit, the transferee to the Partnership as a Limited Partner, without further act of the Limited Partners (other than as may be required by law).

Documentation on Transfer

4.21 If a transferor of Units is a firm or a corporation, or purports to assign such Units in any representative capacity, or if an assignment results from the death, mental incapacity or bankruptcy of a Limited Partner or is otherwise involuntary, the transferor or the transferor's legal representative shall furnish to the General Partner such documents, certificates, assurances, court orders and other instruments as the General Partner may reasonably require to record the said transfer and assignment on the Record.

Amendment of Record

4.22 The General Partner, on behalf of the Partnership, shall from time to time and, in any event, as at the end of each calendar quarter, amend the Record and such other documents and promptly effect filings, recordings and registrations at such places as in the opinion of counsel to the Partnership are necessary or advisable to reflect changes during the course of such quarter in the membership of the Partnership, transfers of Units and dissolution of the Partnership as herein provided and to constitute a transferee as a Limited Partner.

Non-Recognition of Trusts or Beneficial Interest

4.23 Except as provided herein, as required by law or as recognized by the General Partner in its sole discretion, no Person will be recognized by the Partnership as holding any Unit in trust, or on behalf of another Person with the beneficial interest therein, and the Partnership and Limited Partners will not be bound or compelled in any way to recognize (even when having actual notice) any equitable, contingent, future or partial interest in any Unit or in any fractional part of a Unit or any other rights in

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respect of any Unit except an absolute right to the entirety of the Unit in the Limited Partner shown on the Record as holder of such Unit.

Incapacity, Death, Insolvency or Bankruptcy

4.24 Where a Person becomes entitled to Units on the incapacity, death, insolvency, or bankruptcy of a Limited Partner, or otherwise by operation of law, in addition to the requirements of §2.4, §4.18 §4.20, §4.21 §4.22 and §4.23 such entitlement will not be recognized or entered into the Record until such Person:

(a) has produced evidence satisfactory to the General Partner of such entitlement;

(b) has agreed in writing to be bound by the terms of this Agreement and to assume the obligations of a Limited Partner under this Agreement; and

(c) has delivered such other evidence, approvals and consents in respect to such entitlement as the General Partner may require and as may be required by law or by this Agreement.

No Transfer upon Dissolution

4.25 No transfer of Units may be made or will be recognized or entered into or recorded in the Record after the Termination Date or such earlier date for the dissolution of the Partnership as approved by way of Extraordinary Resolution pursuant to §11.16.

Unit Certificates

4.26 Every Unit Certificate must be signed by at least one officer or director of the General Partner and any such signature may be mechanically reproduced and the validity of a Unit Certificate will not be affected by the circumstance that a Person whose signature is so reproduced is deceased or no longer holds the office which he or she held when the reproduction of his or her signature in that office was authorized.

PART 5

CAPITAL CONTRIBUTIONS AND ACCOUNTS

Capital

5.1 The capital of the Partnership consists of the aggregate of all sums of money or other property contributed by the Partners and not returned to them.

General Partner Contribution

5.2 The General Partner is not required to make a contribution to the capital of the Partnership.

Initial Limited Partner's Contribution

5.3 The Initial Limited Partner has contributed the sum of $10.00 to the capital of the Partnership in exchange for 1 Unit. The Initial Limited Partner may subsequently subscribe for additional Units.

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Limited Partner Contributions

5.4 The Capital Contribution of each Limited Partner is the subscription price for Units paid by the Limited Partner and received by the Partnership.

Separate Capital Accounts

5.5 The General Partner shall maintain a separate capital account for each Partner and shall, on receipt of an amount in respect of a Capital Contribution, credit the account of the applicable Partner with such Capital Contribution and will debit the account with the amount of any Capital Contribution actually returned from time to time by the Partnership to the Partner. No Limited Partner has the right to withdraw any capital except as provided in this Agreement, or as mandated by law.

The interest of a Partner will not terminate by reason of there being a negative or nil balance in the Partner's capital account. No Limited Partner shall be responsible for any losses of any other Limited Partner, nor share in the allocation of net income or loss attributable to the Units of any other Limited Partner.

No Interest on Capital Account

5.6 The Partnership will not pay interest on any credit balance of the capital account of a Partner. Except as provided in this Agreement or the Act or similar applicable legislation in Canada, no Limited Partner is required to pay interest to the Partnership on any Capital Contribution returned to the Limited Partner or on any negative balance in the Limited Partner's capital account.

No Redemption

5.7 The Capital Contributions of the Partners will be used and/or retained in the Partnership for use in connection with the operation of the business of the Partnership. Except as otherwise provided herein, no Partner will be entitled to make a demand for redemption of Units held by the Partner.

Redemption at Discretion of General Partner

5.8 No Limited Partner has the right to cause the Partnership to redeem its Units. Limited Partners desiring redemption may provide a written request to the General Partner specifying the number of Units they wish to redeem and upon receipt of such written request, the General Partner is empowered to decide, in its sole and unfettered discretion, whether to offer to implement such redemption and, if so, the terms of such redemption offer. If the General Partner then makes a redemption offer and it is accepted by the redeeming Limited Partner, such redemption may then be implemented by the General Partner without requiring any approval from any other Limited Partner provided that, if the redeeming Limited Partner is the Initial Limited Partner, the redemption must first be approved by an Extraordinary Resolution. The General Partner shall not be required to redeem another Limited Partner's Units on the same terms.

No Distribution in Kind

5.9 Unless determined otherwise by the General Partner, no Limited Partner will have the right to demand and receive property other than cash in return for its Capital Contribution.

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PART 6

ALLOCATIONS AND DISTRIBUTIONS

Distribution Policy

6.1 It is intended that distributions will be made in cash immediately following the Termination Date or as soon thereafter as is practicable. In addition to the foregoing, the General Partner may in its sole discretion (but shall not be required to) make distributions to the Partners at any time in cash, in kind or other, and from time to time in the manner described in this Agreement. At the time of making any distribution, the General Partner will cause the Partnership to allocate such distributions as to 0.01% to the General Partner (in that capacity) and as to 99% to the Limited Partners of Record Pro Rata.

Method of Allocation and Distribution

6.2 Where any amount is to be allocated or distributed among or charged to the Partners, such amount will be allocated or distributed to each Partner in proportion to the Partner's interest, and subject to the following additional rules:

(a) all allocations of income or loss or other amounts relevant for purposes of the Tax Act for a Fiscal Year shall be made, at such times and in such amounts as determined by the General Partner, in proportion to distributions of cash, kind or other made during the same Fiscal Year, and to such person or persons as received such distributions, and whether or not such person is a Partner at the time of such allocation or at the end of such Fiscal Year, and

(b) where no distributions of cash, kind or other have been made for a Fiscal Year, allocations of income or loss for purposes of the Tax Act will be made, at such times and in such amounts as determined by the General Partner, to all persons who were Partners as of the end of such Fiscal Year in proportion to their interests.

PART 7

REIMBURSEMENT OF EXPENSES

Reimbursement of Initial Costs

7.1 The Partnership will reimburse the General Partner for all costs incurred in connection with the initial formation and organization of the General Partner and the Partnership and the negotiation of any business transaction pursued before the execution of this Agreement.

Reimbursement of Expenses

7.2 The Partnership will reimburse the General Partner on demand for all expenses, including, but not limited to, fees paid to employees, directors or officers of the General Partner or Initial Limited Partner or to third parties for services rendered to the General Partner and expenses incurred on the Partnership's behalf by the General Partner. For greater certainty, such costs and expenses for which the General Partner is to be reimbursed include, without limitation, any fees payable to third parties engaged to perform certain financial, record-keeping, Limited Partner reporting and general administrative services, fees payable to the auditors, valuators, and legal advisors of the Partnership; ongoing regulatory filing fees and other fees; any reasonable out-of-pocket expenses incurred by the

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General Partner or its agents in connection with their ongoing obligations to the Partnership; commissions and finding fees; and any expenditures which may be incurred upon the termination of the Partnership.

PART 8

MANAGEMENT FEE

Management Fee

8.1 In consideration of its undertaking the ongoing management and administration of the Partnership and otherwise in the performance of its duties under this Agreement, the General Partner shall be entitled to be paid a Management Fee in the amount of 4% per annum of all Capital Contributions held in the capital accounts as described in §5.5, more particularly calculated as follows:

(a) 1% of all Capital Contributions held on January 1st;

(b) 1% of all Capital Contributions held on April 1st;

(c) 1% of all Capital Contributions held on July 1st; and

(d) 1% of all Capital Contributions held on October 1st;

The quarterly Management Fee shall be paid to the General Partner within 7 days of the start of each quarter. Management Fees shall be non-refundable in the event of termination of this Agreement, dissolution of the Partnership or otherwise.

PART 9

POWERS, DUTIES AND OBLIGATIONS OF GENERAL PARTNER

General Powers, Duties and Obligations

9.1 The General Partner has:

(a) unlimited liability for the debts, liabilities and obligations of the Partnership;

(b) subject to the terms of this Agreement and to any applicable limitations set forth in the Act and applicable similar legislation, the full and exclusive right, power and authority to manage, control, administer and operate the business and affairs and to make decisions regarding the undertaking and business of the Partnership; and

(c) the full and exclusive right, power and authority to do any act, take any proceeding, make any decision and execute and deliver any instrument, deed, agreement or document necessary for or incidental to carrying out the business of the Partnership.

Any action taken by the General Partner on behalf of the Partnership is deemed to be the act of the Partnership and binds the Partnership.

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Specific Powers and Duties

9.2 Without Limiting the generality of §9.1, but subject to §11.16, the General Partner will have full power and authority for and on behalf of and in the name of the Partnership to:

(a) maintain accounting records for the Partnership;

(b) authorize the payment of operating expenses incurred on behalf of the Partnership:

(c) calculate the amount of distributions by the Partnership;

(d) prepare financial statements, income tax returns, information returns and financial and accounting information as required by the Partnership or by applicable law;

(e) ensure that Limited Partners are provided with financial statements and other reports as are required from time to time by applicable law;

(f) ensure that the Partnership complies with all applicable regulatory requirements;

(g) prepare the Partnership's report to Limited Partners;

(h) negotiate contracts with third-party providers of services, including, but not limited to, transfer agents, Auditors and printers;

(i) provide office facilities and personnel to carry out these services, together with clerical services;

(j) negotiate, execute and perform all agreements which require execution by or on behalf of the Partnership involving matters or transactions with respect to the Partnership's business;

(k) open and manage bank accounts in the name of the Partnership and spend the capital of the Partnership in the exercise of any right or power exercisable by the General Partner hereunder;

(l) subject to the terms of this Agreement, incur liabilities in the name of the Partnership from time to time as the General Partner may determine without limitation as to the amount, cost or conditions of reimbursement of such liabilities;

(m) mortgage, charge, assign, hypothecate, pledge or otherwise create a security interest in all or any property of the Partnership now owned or hereafter acquired, to secure any present and future liabilities and related expenses of the Partnership and to sell all or any of such property pursuant to a foreclosure or other realization upon the foregoing encumbrances;

(n) establish cash reserves that are determined to be necessary or appropriate for the proper management and operation of the Partnership;

(o) attend to the management of the Partnership, and to manage, control and develop all the activities of the Partnership and take all measures necessary or appropriate for the business of the Partnership;

(p) conduct the business of the Partnership as provided in §3.1;

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(q) incur all costs and expenses in connection with the Partnership;

(r) subject to the terms of this Agreement, employ, retain, engage or dismiss from employment, personnel, agents, representatives or professionals or other investment participants with the powers and duties upon the terms and for the compensation as in the discretion of the General Partner may be necessary or advisable in the carrying on of the business of the Partnership;

(s) subject to the terms of this Agreement, engage agents, including any of its Affiliates or Associates, to assist the General Partner in carrying out its management obligations to the Partnership or subcontract administrative functions to any of the General Partner's Affiliates or Associates;

(t) subject to the terms of this Agreement, invest cash assets of the Partnership that are not immediately required for the business of the Partnership in investments which the General Partner considers appropriate;

(u) act as attorney in fact or agent of the Partnership in disbursing and collecting monies for the Partnership and fulfilling the obligations of the Partnership and handling and settling any claims of the Partnership;

(v) commence or defend any action or proceeding in connection with the Partnership;

(w) prepare and file the returns or other documents required by any governmental or like authority;

(x) retain legal counsel, experts, advisors or consultants as the General Partner considers appropriate and rely upon the advice of such Persons;

(y) do anything that is in furtherance of or incidental to the business of the Partnership or that is provided for in this Agreement;

(z) execute, acknowledge and deliver the documents necessary to effectuate any or all of the foregoing or otherwise in connection with the business of the Partnership;

(aa) obtain any insurance coverage;

(bb) appoint the Auditor;

(cc) acquire or dispose of assets of the Partnership;

(dd) invest funds of the Partnership not immediately required for the business of the Partnership in money market instruments or such other investments as the General Partners shall see fit; and

(ee) generally carry out the objects, purposes and business of the Partnership.

9.3 No Persons dealing with the Partnership will be required to enquire into the authority of the General Partner to do any act, take any proceeding, make any decision or execute and deliver any instrument, deed, agreement or document for or on behalf of or in the name of the Partnership. The General Partner shall use reasonable efforts to insert, and cause agents of the Partnership to insert, the

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following clause in any contracts or agreements to which the Partnership is a party or by which it is bound:

> "The Patch Oilsands Limited Partnership is a limited partnership formed under the *Partnership Act* (British Columbia), a limited partner of which is only liable for any of its liabilities or any of its losses to the extent of the amount that it has contributed or agreed to contribute to its capital and its Pro Rata share of any undistributed income."

Remuneration of General Partner

9.4 Other than the reimbursements to which it is entitled under §7.2 and §8.1, the General Partner shall not be entitled to receive any remuneration in respect of the exercise of its powers or the performance of its duties and obligations under §9.2.

Title to Property

9.5 The General Partner may hold legal title to any of the assets or property of the Partnership in its name for the benefit of the Partnership, or may designate any other Person to do so.

Exercise of Duties

9.6 Subject to §2.14 and as otherwise provided herein, the General Partner covenants that it will exercise the powers and discharge its duties under this Agreement honestly, in good faith, and in the best interests of the Partnership, and that it will exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances.

Limitation of Liability

9.7 The General Partner is not personally liable for the return of any Capital Contribution made by a Limited Partner to the Partnership.

9.8 The General Partner may exercise any of the powers or authority granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

9.9 Notwithstanding anything else contained in this Agreement, but subject to §2.11 and §9.10, neither the General Partner nor any Affiliates thereof nor their respective officers, directors, shareholders, employees or agents are liable, responsible for or accountable in damages or otherwise to the Partnership or a Limited Partner for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred on the General Partner by this Agreement or by law provided the General Partner has acted in good faith and in a manner which the General Partner believed to be in the best interests of the Partnership.

Indemnity of General Partner

9.10 The General Partner and each of its directors, officers, employees and agents (each an "**Indemnitee**") will be indemnified by the Partnership for all liabilities, costs and expenses incurred by them in connection with any action, suit or proceeding that is proposed or commenced or any other claim that is made against the General Partner or any of its directors, officers, employees and agents in the exercise of the performance by the General Partner of its duties as the general partner of the Partnership,

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except those liabilities, costs and expenses resulting from wilful misconduct, bad faith, negligence or breach of its obligations under the Partnership Agreement on the part of the General Partner.

9.11 To the fullest extent permitted by law, expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in §9.10.

9.12 The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities, whether or not the Partnership would have the power to indemnity such Person against such liabilities under the provisions of this Agreement.

Resolution of Conflicts of Interest

9.13 Unless otherwise expressly provided in this Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, any resolution or course of action in respect of such conflict of interest shall be permitted and deemed approved by all Limited Partners, and shall not constitute a breach of this Agreement, or of any standard of care or duty stated or implied by law, if the resolution or course of action is fair and reasonable to the Partnership. The General Partner shall be authorized, in connection with its resolution of any conflict of interest to consider: (i) the relative interests of all parties involved in such conflict or affected by such action; (ii) any customary or accepted industry practices; and (iii) any applicable generally accepted accounting practices or principles. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolutions, actions or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or a breach of any standard of care or duty imposed herein or stated or implied under the Act, any law, rule or regulation.

Other Matters Concerning the General Partner

9.14 The General Partner may rely on and shall be protected in acting or refraining from acting upon any resolution, certificates statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed by the proper party or parties.

9.15 The General Partner may consult with legal counsel, accountants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted in reliance upon the opinion (including, without limitation, all opinion of counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

9.16 The General Partner shall have the right, in respect of any of its powers, authority or obligations hereunder, to act through any of its duly authorized officers.

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9.17 Any standard of care or duty imposed under the Act or any applicable law shall be modified, waived or limited as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the power or authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not opposed to, the best interests of the Partnership.

Indemnity of Partnership

9.18 The General Partner hereby indemnifies and holds harmless the Partnership and each Limited Partner from and against all costs, expenses, damages or liabilities suffered or incurred by the Partnership or such Limited Partners by reason of an act of wilful misconduct, gross negligence by the General Partner or of any act or omission not believed by the General Partner in good faith to be within the scope of the authority conferred on the General Partner by this Agreement.

Restrictions upon the General Partner

9.19 The General Partner's powers and authority do not extend to any powers, actions or authority not enumerated in §9.1 and §9.2 unless and until the requisite Extraordinary Resolution is passed by the Partners. Further, the General Partner will not:

(a) commingle the funds of the Partnership with the funds of the General Partner or any of its Affiliates or Associates or with the funds of any other Person;

(b) dissolve the Partnership except in accordance with the provisions of Part 13 hereof; or

(c) withdraw as General Partner except in accordance with the provisions of §9.24 hereof.

Employment of an Affiliate or Associate

9.20 The General Partner may employ or retain employees, directors, officers, Affiliates or Associates of the General Partner, or employees, directors or officers of the Initial Limited Partner, on behalf of the Partnership to provide goods or services to the Partnership provided that, if the Partnership is to reimburse the General Partner or Initial Limited Partner for the costs and expenses of such goods or services, the costs of such goods or services must be reasonable and competitive with the costs of similar goods and services provided by independent third parties.

Removal of General Partner

9.21 Except as provided for in §9.22 and §9.23 the General Partner may not be removed as general partner of the Partnership.

9.22 Upon the passing of any resolution of the directors or shareholders of the General Partner requiring or relating to the bankruptcy, dissolution, liquidation or winding-up or the making of any assignment for the benefit of creditors of the General Partner, or upon the appointment of a receiver of the assets and undertaking of the General Partner, or upon the General Partner failing to maintain its status under §2.3 hereof, the General Partner shall cease to be qualified to act as general partner hereunder and shall be deemed to have been removed thereupon as the general partner of the Partnership effective upon the appointment of a new general partner. A new general partner shall, in such instances, be appointed by the Limited Partners by an Ordinary Resolution after receipt of written notice of such event (which written notice shall be provided by the General Partner forthwith upon the occurrence of such event).

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9.23 The General Partner may also be removed if the General Partner has committed a material breach of this Agreement, which breach remains unremedied for a period in excess of 60 days after Limited Partners holding in aggregate not less than 10% of the issued and outstanding Units have given written notice of such default to the General Partner, and such removal is approved by Extraordinary Resolution excluding, for this purpose, Units held by the General Partner and its Affiliates. Any such action by the Limited Partners for removal of the General Partner under this §9.23 must also provide for the election and succession of a new general partner who must have the status outlined in §2.3 and must, contemporaneously with such Extraordinary Resolution, agree to assume the responsibilities and obligations of the General Partner under this Agreement as further specified in §9.29. Such removal shall be effective immediately following the admission of the successor general partner to the Partnership.

Voluntary Withdrawal of General Partner

9.24 The General Partner may voluntarily withdraw as general partner, provided that such withdrawal is approved by Ordinary Resolution excluding, for this purpose, Units held by the General Partner and its Affiliates, after which event the General Partner may withdraw as such by giving 120 days' notice. Such withdrawal shall be effective immediately following the admission of the successor general partner to the Partnership or the expiration of such 120 days' notice (and after such Ordinary Resolution) whichever is first.

Condition Precedent

9.25 As a condition precedent to the resignation or removal of the General Partner, the Partnership shall pay all amounts payable by the Partnership to the General Partner pursuant to this Agreement accrued to the date of resignation or removal.

Transfer to New General Partner

9.26 On the admission of a new general partner to the Partnership on the resignation, removal or withdrawal of the General Partner, the resigning or retiring General Partner will do all things and take all steps to transfer the administration, management, control and operation of the business of the Partnership and the books, records and accounts of the Partnership to the new general partner and will execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect such transfer in a timely fashion.

Transfer of Title to New General Partner

9.27 On the resignation, removal or withdrawal of the General Partner and the admission of a new general partner, the resigning or retiring General Partner will, at the cost of the Partnership, transfer title to the Partnership's property to such new general partner and will execute and deliver all deeds, certificates, declarations and other documents necessary or desirable to effect such transfer in a timely fashion.

Release by Partnership

9.28 On the resignation, removal or withdrawal of the General Partner, the Partnership will release and hold harmless the General Partner resigning, being removed, or withdrawing from any costs, expenses, damages or liabilities suffered or incurred by the General Partner as a result of or arising out of events which occur in relation to the Partnership after such resignation, removal or withdrawal.

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New General Partner

9.29 A new general partner shall not be a "non-resident" of Canada or a partnership which is not a "Canadian partnership", in each case, for the purposes of the Tax Act or a person or partnership an interest in which is a "tax shelter investment" for the purposes of the Tax Act and will become a party to this Agreement by signing a counterpart hereof and will agree to be bound by all of the provisions hereof and to assume the obligations, duties and liabilities of the General Partner hereunder as from the date on which the new general partner becomes a party to this Agreement.

Transfer of General Partner Interest

9.30 The General Partner may transfer all, but not less than all, of its general partner interest in the Partnership without the approval of the Limited Partners to an Affiliate provided that such transferee satisfies the requirements set forth in §9.29 and assumes the rights and duties of the General Partner and agrees to be bound by the provisions of this Agreement.

PART 10

FINANCIAL INFORMATION

Books and Records

10.1 The General Partner shall keep or cause to be kept at the principal office of the Partnership in British Columbia appropriate books and records with respect to the Partnership's business. Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including, without limitation, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard disks, magnetic tape, or any other information storage device, provided that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

Financial Reports

10.2 As soon as practicable, but in no event later than 140 days after the end of each Fiscal Year, the General Partner shall cause to be mailed to each holder of a Unit as of a date selected by the General Partner in its sole discretion, unaudited financial statements of the Partnership for such Fiscal Year, presented in accordance with generally accepted accounting principles, including a balance sheet and statements of operations and partners' equity.

As soon as practicable, but in no event later than 60 days after the end of each calendar quarter except the last calendar quarter each year, the General Partner shall cause to be mailed to each holder of a Unit as indicated on the Record as of a date selected by the General Partner in its sole discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable securities laws, or as the General Partner determines to be necessary or appropriate.

Income Tax Information

10.3 The General Partner will send or cause to be sent to each Person who is a Limited Partner at the end of the previous Fiscal Year, or on the date of dissolution of the Partnership, within 90 days of

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the end of such Fiscal Year or within 60 days of dissolution, as the case may be, or within such other shorter period of time as may be required by applicable law, all material information available to the General Partner, in suitable form, relating to the Partnership necessary for such Person to prepare such Person's Canadian federal and provincial income tax returns. The General Partner shall file, in a timely manner on behalf of itself and the Limited Partners, annual Partnership information returns and any other information returns required to be filed under the Tax Act and any other applicable tax legislation in respect of Partnership matters.

Right to Inspect Partnership Books and Records

10.4 In addition to other rights provided by this Agreement or by applicable law, and except as limited by §10.5, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership, upon reasonable demand and at such Limited Partner's own expense, have furnished to it:

(a) a current list of the name and last known address of the General Partner and each Limited Partner;

(b) copies of this Agreement, the Certificate, the Record, and amendments thereto; and

(c) such other information regarding the affairs of the Partnership as is required to be provided to a Limited Partner under applicable partnership legislation.

10.5 Notwithstanding §10.4, the General Partner may keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information (other than information referred to in §10.4(a) and §10.4(b)) that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or that the Partnership is required by law or by agreements with third parties to keep confidential.

Accounting Policies

10.6 The General Partner is authorized to establish from time to time accounting policies with respect to the financial statements of the Partnership and to change from time to time any policy that has been so established so long as such policies are consistent with generally accepted accounting principles in Canada.

Appointment of Auditor

10.7 The General Partner on behalf of the Partnership, may, at its discretion, but will not be required to, select the Auditor on behalf of the Partnership to review and report to the Partners upon the financial statements of the Partnership for and as at the end of each Fiscal Year, and to advise upon and make determinations with regard to financial questions relating to the Partnership or required by this Agreement to be determined by the Auditor.

D.S.

PART 11

MEETINGS OF THE LIMITED PARTNERS

Requisitions of Meetings

11.1 The General Partner may call a general meeting of Limited Partners at such time and place as it deems appropriate in its absolute discretion for the purpose of considering any matter set forth in the notice of meeting. In addition, where Limited Partners holding not less than 10% of the outstanding Units (the "**Requisitioning Partners**") give notice signed by each of them to the General Partner, requesting a meeting, and if it fails to do so, any Requisitioning Partner may convene such meeting by giving notice in accordance with this Agreement. Every meeting of Limited Partners, however convened, will be conducted in accordance with this Agreement.

Place of Meeting

11.2 Every meeting of Limited Partners shall be held in the City of Vancouver, British Columbia, or at such other place in Canada as the General Partner, or the Requisitioning Partners if the General Partner fails to call such meeting in accordance with §11.1, may determine.

Notice of Meeting

11.3 Notice of any meeting of Limited Partners will be given to each Limited Partner not less than 21 days (but not more than 60 days) prior to such meeting, unless otherwise agreed between the Partners, and will state the time, date and place of such meeting and, in general terms, the nature of the business to be transacted at the meeting in sufficient detail to permit a Limited Partner to make a reasoned decision thereon. Notice of an adjourned meeting of Limited Partners need not be given if the adjourned meeting is held within 14 days of the original meeting. Otherwise, but subject to §11.12, notice of adjourned meetings shall be given not less than 10 days in advance of the adjourned meeting and otherwise in accordance with this §11.3 except that the notice need not specify the nature of the business to be transacted if unchanged from the original meeting.

Record Date

11.4 For the purpose of determining the Limited Partners who are entitled to vote or act at any meeting of Limited Partners or any adjournment thereof, or for the purpose of any other action, the General Partner may give a date not more than 60 days prior to the date of any meeting of Limited Partners or other action as a record date for the determination of Limited Partners entitled to vote at such meeting or any adjournment thereof or to be treated as Limited Partners of record for purposes of such other action, and any Limited Partner who was a Limited Partner at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof even though it has since that date disposed of its Units, and no Limited Partner becoming such after that date shall be a Limited Partner of record for purposes of such action. A Person shall be a Limited Partner of record at the relevant time if the Person's name appears in the Record as amended and supplemented at such time.

Proxies

11.5 Any Limited Partner entitled to vote at a meeting of Limited Partners may vote by proxy if a form of proxy has been received by the General Partner or the chairman of the meeting for verification prior to the commencement of the meeting.

P.S.

Validity of Proxies

11.6 A proxy purporting to be executed by or on behalf of a Limited Partner will be considered to be valid unless challenged at the time of or prior to its exercise. The Person challenging the proxy will have the burden of proving to the satisfaction of the chairman of the meeting that the proxy is invalid and any decision of the chairman concerning the validity of a proxy will be final. Proxies shall be valid only at the meeting with respect to which they were solicited, or any adjournment thereof, but in any event shall cease to be valid one year from their date. A proxy given on behalf of joint holders must be executed by all of them and may be revoked by any of them, and if more than one of several joint holders is present at a meeting and they do not agree which of them is to exercise any vote to which they are jointly entitled, they will for the purposes of voting be deemed not to be present. A proxyholder need not be a holder of a Unit.

Form of Proxy

11.7 Every proxy will be substantially in the form as may be approved by the General Partner or as may be satisfactory to the chairman of the meeting, acting reasonably, at which it is sought to be exercised.

Revocation of Proxy

11.8 A vote cast in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death, incapacity, insolvency or bankruptcy of the Limited Partner giving the proxy or the revocation of the proxy unless written notice of such death, incapacity, insolvency, bankruptcy or revocation shall have been received by the chairman of the meeting prior to the commencement of the meeting.

Corporations

11.9 A Limited Partner which is a corporation may appoint an officer, director or other authorized Person as its representative to attend, vote and act on its behalf at a meeting of Limited Partners.

Attendance of Others

11.10 Any officer or director of the General Partner, legal counsel for the General Partner and the Partnership and representatives of the Auditor and any other Person approved by the General Partner will be entitled to attend any meeting of Limited Partners.

Chairman

11.11 The General Partner may nominate a Person, including, without limitation, an officer or director of the General Partner (who need not be a Limited Partner), to be chairman of a meeting of Limited Partners and the person nominated by the General Partner will be chairman of such meeting unless the Limited Partners elect another chairman by Extraordinary Resolution.

Quorum

11.12 A quorum at any meeting of Limited Partners will consist of two or more Limited Partners present, in person or by proxy holding at least 10% of the outstanding Units. If, when the meeting is called to order, a quorum for the meeting is not present, the meeting if called by or on the

DS

requisition of Limited Partners will be terminated, and if called by the General Partner will be held at the same time and place on the day which is 10 days later (or if that date is not a Business Day, the first Business Day after that date) and at such meeting the quorum will consist of the Limited Partners then present in person or represented by proxy.

Voting

11.13 Every question submitted to a meeting of Limited Partners which requires an Extraordinary Resolution under this Agreement or a decision under §9.23 will be decided by a poll, and otherwise will be decided by an Ordinary Resolution on a show of hands unless otherwise required by this Agreement or a poll is demanded by a Limited Partner, in which case a poll will be taken. In the case of an equality of votes, the chairman will not have a casting vote and the resolution will be deemed to be defeated. The chairman will be entitled to vote in respect of any Units held by him or her or for which he or she may be a proxyholder. On any vote at a meeting of Limited Partners, a declaration of the chairman concerning the result of the vote will be conclusive.

On a poll, each Person present at the meeting will have one vote for each Unit in respect of which the Person is shown on the Record as a Limited Partner at the record date and for each Unit in respect of which the Person is the proxyholder. Each Limited Partner present at the meeting and entitled to vote thereat will have one vote on a show of hands. If Units are held jointly by two or more persons and only one of them is present or represented by proxy at a meeting of Limited Partners, such Limited Partner may, in the absence of the other or others, vote with respect thereto, but if more than one of them is present or represented by proxy, they shall vote together on the whole Units held jointly.

The General Partner, as such, shall not be entitled to vote on any poll or on a show of hands at any meeting of Limited Partners.

Poll

11.14 A poll requested or required will be taken at the meeting of Limited Partners or an adjournment of the meeting in such manner as the chairman of the meeting directs.

Powers of Limited Partners; Resolutions Binding

11.15 The Limited Partners shall have only the powers set forth in this Agreement and any additional powers provided by law. Subject to the foregoing sentence, any resolution passed in accordance with this Agreement will be binding on all the Partners and their respective heirs, executors, administrators, successors and assigns, whether or not any such Partner was present in person or voted against any resolution so passed.

Matters Requiring Limited Partner Approval

11.16 The following matters require the approval of Limited Partners given by way of Extraordinary Resolution passed at a meeting called and held for such purpose:

(a) a change in the nature of the Partnership's business as set out in §3.1;

(b) the replacement of the General Partner, other than a change resulting in an Affiliate of such general partner assuming such position as set out in §9.30;

(c) a change in the fiscal year end of the Partnership;

DS-

(d) a change of the Auditors of the Partnership; and

(e) an amendment, modification or variation in the provisions or rights attaching to the Units.

Conditions to Action by Limited Partners

11.17 The right of the Limited Partners to vote to amend this Agreement, to dissolve the Partnership or to remove the General Partner and to admit a replacement therefor or to exercise any of the powers set forth in §11.16 or to approve or initiate the taking of, or take, any other action at any meeting of Limited Partners shall not come into existence or be effective in any manner unless and until, prior to the exercise of any such right or the taking of any such action, the Partnership has received an opinion of counsel advising the Limited Partners as to the effect that the exercise of such rights or the taking of such actions may have on the limited liability of any Limited Partners other than those Limited Partners who have initiated such action, each of whom expressly acknowledges that the exercise of such right or the taking of such action may subject each of such Limited Partners to liability as a general partner under the Act or applicable similar legislation.

Minutes

11.18 The General Partner will cause minutes to be kept of all proceedings and resolutions at every meeting and will cause all such minutes and all resolutions of the Limited Partners consented to in writing to be made and entered into books to be kept for that purpose. Any minutes of a meeting signed by the chairman of the meeting will be deemed evidence of the matters stated in them and such meeting will be deemed to have been duly convened and held and all resolutions and proceedings shown in them will be deemed to have been duly passed and taken.

Additional Rules and Procedures

11.19 To the extent that the rules and procedures for the conduct of a meeting of the Limited Partners are not prescribed in this Agreement, the rules and procedures will be determined by the General Partner.

PART 12

NOTICES

Address

12.1 Any notice or other written communication which must be given or sent under this Agreement shall be given by first-class mail or personal delivery to the address of the General Partner and the Limited Partners as follows: in the case of the General Partner, to 1220 - 666 Burrard Street, Vancouver, B.C. V6C 2X8 Attention: David Stadnyk and in the case of the Initial Limited Partner and Limited Partners, to the postal address inscribed in the Record or any other new address following a change of address in conformity with §12.2.

Change of Address

12.2 The Initial Limited Partner and any Limited Partner may, at any time, change its address for the purpose of service by written notice to the General Partner. The General Partner may change its address for the purpose of service by written notice to all the Limited Partners.

D.S

Accidental Failure

12.3 An accidental omission in the giving of, or failure to give, a notice required by this Agreement will not invalidate or affect in any way the legality of any meeting or other proceeding in respect of which such notice was or was intended to be given.

Disruption in Mail

12.4 In the event of any disruption, strike or interruption in the Canadian postal service after mailing and before receipt or deemed receipt of a document, it will be deemed to have been received on the sixth Business Day following full resumption of the Canadian postal service.

Receipt or Notice

12.5 Subject to §12.4, notices given by first class mail shall be deemed to have been received on the third Business Day following the deposit of such notice in the mail and notices given by delivery shall be deemed to have been received on the date of their delivery.

Undelivered Notice

12.6 If the General Partner sends a notice or document to a Limited Partner in accordance with §12.1 and the notice or document is returned on three consecutive occasions because the Limited Partner cannot be found, the General Partner is not required to send any further notices or documents to the Limited Partner until the Limited Partner informs the General Partner in writing of the Limited Partner's new address.

PART 13

TERMINATION, DISSOLUTION AND LIQUIDATION

Termination Date

13.1 The initial term of the Partnership will extend until February 24, 2016 or such other date as the Limited Partners shall determine by Ordinary Resolution. The date on which the Partnership terminates is referred to as the "**Termination Date**".

Distribution of Proceeds of Liquidation

13.2 As soon as practicable after the authorization of the termination or dissolution of the Partnership, and subject to §13.3 and §13.4, the General Partner will arrange for the sale or other distribution of all Partnership assets and will distribute the Partnership assets and/or net proceeds in the following order:

(a) to pay the expenses of the termination and the debts and liabilities of the Partnership to its creditors or to make provision for payment thereof,

(b) to establish any reserves which the General Partner may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, and

(c) to pay or distribute the balance, if any, to each Partner in cash or in kind, in proportion to its interest.

D.S.

Alternative Transaction

13.3 In lieu of a distribution of Partnership assets as set out in §13.2, the General Partner may propose to the Partners an alternative transaction including a sale of the Partnership or a distribution of undivided interests in the Partnership assets to the Partners or to a trustee, agent or other person acting on behalf of the Partners, or otherwise, and such alternative transaction may be approved by Ordinary Resolution of the Limited Partners.

13.4 Where, at a time when the Partnership would otherwise be dissolved, the Partnership holds illiquid assets that would made a distribution under §13.2 impractical, or holds securities the transfer of which is restricted or impractical, the Partnership may continue, implement a partial distribution or other transaction , make a distribution in kind in undivided interests or otherwise, all as determined by an Ordinary Resolution passed by the Limited Partners.

PART 14

AMENDMENT

Amendment Procedures

14.1 Except as provided in §14.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed solely by the General Partner. Each such proposal shall contain the text of the proposed amendment. If an amendment is proposed, the General Partner shall seek the approval of the Limited Partners by an Ordinary Resolution.

Amendment Requirements

14.2 Notwithstanding the provisions of §14.1 and §14.3, no amendment to this Agreement may: (i) enlarge the obligations of the General Partner without its express written consent; (ii) restrict in any way any action by or rights of the General Partner as set forth in this Agreement without its express written consent; (iii) modify the amounts distributable, reimbursable or otherwise payable by the Partnership to the General Partner or any of its Affiliates without its express written consent; (iv) give any Person the right to dissolve the Partnership, other than the General Partner's right to dissolve the Partnership with the approval of the Limited Partners by an Extraordinary Resolution; or (vi) modify the amendment provisions in this Part 14.

Amendment by General Partner

14.3 Each Limited Partner agrees that the General Partner pursuant to its powers of attorney from the Limited Partners or as expressly provided herein, without the approval of and without notice to any Limited Partner, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, and record whatever documents may be required in connection therewith, to reflect:

(a) a change in the name of the Partnership or the location of the principal place of business of the Partnership or the registered office of the Partnership;

(b) admission, substitution, withdrawal or removal of Limited Partners in accordance with this Agreement;

D.S.

(c) a change that, in the sole discretion of the General Partner, is reasonable and necessary or appropriate or desirable to qualify or continue the qualification of the Partnership as a partnership in which the Limited Partners have limited liability under the applicable laws;

(d) a change that, in the sole discretion of the General Partner, is reasonable, necessary or appropriate or desirable to enable the Partnership to take advantage of, or not be detrimentally affected by, the Tax Act or other taxation laws, or changes thereto;

(e) remove any conflicts or other inconsistencies which may exist between any terms of the Partnership and any provisions of any law or regulation applicable to or affecting the Partnership;

(f) make any change or correction in the Partnership Agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

(g) bring the Partnership Agreement into conformity with applicable laws, rules and policies of Canadian securities regulators or with current practice within the securities industry, provided that any such amendment does not adversely affect the pecuniary value of the interest of any Limited Partner;

(h) provide added protection to Limited Partners; or

(i) a change that, in the sole discretion of the General Partner, is otherwise desirable and does not materially adversely affect the Limited Partners as a Group.

Notice of Amendments

14.4 Except for changes to the Partnership Agreement which require the approval of Limited Partners or changes described above which do not require approval or prior notice to Limited Partners, the Partnership Agreement may be amended form time to time by the General Partner upon not less than 30 days prior written notice to Limited Partners.

PART 15

MISCELLANEOUS

Binding Agreement

15.1 Subject to the restrictions on assignment and transfer herein contained, this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and other legal representatives, successors and permitted assigns.

Time

15.2 Time is of the essence hereof.

Counterparts

15.3 This Agreement, or any amendment to it, may be executed in multiple counterparts, each of which will be deemed an original agreement. This Agreement may also be executed and adopted in any Subscription Form or similar instrument signed by a Limited Partner with the same effect as if such

D.S.

Limited Partner had executed a counterpart of this Agreement. All counterparts and adopting instruments shall be construed together and shall constitute one and the same agreement.

Governing Law

15.4 This Agreement shall be governed and construed exclusively according to the laws of the Province of British Columbia and the laws of Canada applicable thereto and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

Severability

15.5 If any part of this Agreement is declared invalid or unenforceable, then such part shall be deemed to be severable from this Agreement and will not affect the remainder of this Agreement.

Further Acts

15.6 The parties will perform and cause to be performed such further and other acts and things and execute and deliver or cause to be executed and delivered such further and other documents as counsel to the Partnership considers necessary or desirable to carry out the terms and intent of this Agreement.

Entire Agreement

15.7 This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

Limited Partner Not a General Partner

15.8 If any provision of this Agreement has the effect of imposing upon any Limited Partner (other than the General Partner) any of the liabilities or obligations of a general partner under the Act, such provision shall be of no force and effect.

IN WITNESS WHEREOF the parties have executed this Agreement.

General Partner:

PATCH OILSANDS LTD.

Per: ______________________
Authorized Signatory

Initial Limited Partner:

PATCH ENERGY INC.

Per: ______________________
Authorized Signatory

D.S. [illegible]

HABANERO RESOURCES INC.

Per: ______________________
Authorized Signatory

MICRON ENVIRO SYSTEMS INC.

Per: ______________________
Authorized Signatory

D.S

SCHEDULE A

SUBSCRIPTION FORM AND POWER OF ATTORNEY

PATCH OILSANDS LIMITED PARTNERSHIP

TO: PATCH OILSANDS LIMITED PARTNERSHIP
1220 – 666 Burrard Street
Vancouver, British Columbia
V6C 2X8

Re: Subscription for Limited Partnership Units

The undersigned (the "Subscriber") hereby tenders this subscription and power of attorney (the "Subscription") to Patch Oilsands Limited Partnership (the "Partnership") and to Patch Oilsands Ltd. (the "General Partner") and subscribes for and agrees to take up and purchase 22404.38 unit(s) (the "Unit(s)") in the Partnership at a subscription price of $ 1.00 per Unit (the "Subscription Price"). The number of Units hereby subscribed for equals the aggregate subscription price of $ 22404.38 agreed to be paid hereby and tendered herewith divided by such Subscription Price. The Subscriber shall satisfy the Subscription Price for the Units subscribed for and shall deliver to the General Partner at 1220 – 666 Burrard Street, Vancouver, British Columbia V6C 2X8:

(a) a completed copy of this Subscription Form including the Power of Attorney referenced herein;

(b) a fully-executed Accredited Investor Certificate in the form attached hereto as Appendix A; and

(c) any other forms, declarations, undertakings, questionnaires and other documents as required for or reasonably necessary to ensure compliance with applicable securities legislation.

DATED at WEDNESDAY, this 31ST day of MAY, 2006

MICRON ENVIRO SYSTEMS	#1205-789 WEST PENDER
(Name of Subscriber – please print)	(Residential Address of Subscriber)
by: PRESIDENT & CEO	VANCOUVER, BC. V6C 1H2
(Official Capacity or Title – please print)	
BERNIE MACDOUGALL	604 646 6900
Authorized Signature	(Telephone Number)
[signature]	604 689 1733
(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above.)	(Facsimile Number)
	(Social Insurance Number)

D.S [initials]

Relationship to Partnership

Please complete the following:

The Purchaser is an "insider" of the Partnership, being a director, officer or senior employee of the General Partner, or a holder holding not less than 10% of the current issued Units of the Partnership prior to this purchase:

No: ✓ Yes: ________

The Purchaser owns securities of the Partnership at the date hereof:

No: ✓ Yes: ________

If yes, state the number of Units of the Partnership held by the Purchaser not including this purchase:

____

Details of Beneficial Purchaser If Not Same as Subscriber:

______________________________ (Name - please print)

______________________________ (Beneficial Purchaser's Address)

____

____

(if space is inadequate please attach a schedule containing the necessary information)

This subscription is accepted by Patch Oilsands Limited Partnership by its General Partner, Patch Oilsands Ltd. this 3rd day of May, 2006.

PATCH OILSANDS LIMITED PARTNERSHIP
by its General Partner, **PATCH OILSANDS LTD.**

Per: [signature]
____
Authorized Signatory

D.S. [initials]

1. Conditions, Acceptance and Delivery

The Subscriber acknowledges and agrees that the issuance by the Partnership to him of the Units is subject to:

(a) the acceptance of this Subscription, in whole or in part, by the General Partner on behalf of the Partnership in its sole and absolute discretion; and

(b) the availability to the Partnership and the General Partner of an exemption ("Exemption") under all applicable securities laws, rules and regulations which, in the opinion of counsel to the Partnership, may be relied upon by the Partnership in order to permit them to offer and sell the Units to the Subscriber without the necessity of filing and having approved a prospectus pursuant to such securities laws, rules and regulations.

The Partnership intends to issue the Units to investors in reliance on the "Accredited Investor" Exemption set out in National Instrument 45-106 ("NI 45-106").

The Subscriber agrees to provide the Partnership with such information and to execute and deliver to the Partnership such securities forms as it may require, and such other undertakings, questionnaires and other documents as the Partnership may request in order to enable it to determine the availability of the Accredited Investor Exemption. Such information, forms, undertakings, questionnaires and other documents form part of and are incorporated into this Subscription with the same effect as if each constitutes a representation and warranty of the Subscriber set forth in section 3 hereof. The Subscriber consents to the filing of such forms, undertakings, questionnaires and other documents with any securities regulatory authority in connection with the transactions contemplated hereby.

2. Partnership Agreement

The Subscriber acknowledges that participation in the Partnership is subject to the acceptance of this subscription by the General Partner and to the terms and conditions of the limited partnership agreement to be entered into between the General Partner and each person whose subscription for Units is accepted (the "Partnership Agreement"). The terms and conditions of the Partnership Agreement are deemed to be incorporated by reference herein and the Subscriber acknowledges that the Subscriber has received, read and fully understands the Partnership Agreement.

3. Representations and Warranties

The Subscriber represents and warrants to the Partnership as representations and warranties that are true as of the date of this Subscription and will be true as of the date of acceptance that:

(a) if the Subscriber is a corporation, the Subscriber is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Subscriber is a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the Partnership and the General Partner, this Subscription will constitute a legal, valid and binding contract of the Subscriber enforceable against the Subscriber in accordance with its terms;

D.S.

(b) the issuance of the Units will be made pursuant to an exemption from the registration and prospectus requirements of applicable securities legislation and therefore;

(i) the Subscriber is restricted from using most of the civil remedies available under the applicable securities legislation;

(ii) the Subscriber may not receive information that would otherwise be required to be provided to him under the applicable securities legislation;

(iii) the Partnership is relieved from certain obligations that would otherwise apply under the applicable securities legislation;

(iv) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(v) there is no government or other insurance covering the Units; and

(vi) there are risks associated with the purchase of the Units.

(c) no prospectus has been filed by the Partnership with any securities commissions or any other regulatory authorities in connection with the issuance of the Units;

(d) the Subscriber is purchasing the Units as principal for its own account for investment purposes only, not for the benefit of another person and not with a view to the resale or distribution of all or any of the Units and it is an "Accredited Investor" as defined on the attached Appendix A;

(e) with respect to non-US persons, the Subscriber is:

(i) resident at the place set out in the address above, and the Subscriber is not a "U.S. Person", which term as used in this Subscription means an individual resident in the United States of America, its territories and possessions, a company or other entity created in or organized under the law of the United States or any of its political subdivisions and an estate or trust, the income of which is subject to United States federal income taxation; and

(ii) not and will not be purchasing the Units for the account of any U.S. Person;

(f) if the Subscriber is a resident of an "international jurisdiction" (being a jurisdiction outside of Canada and the United States, the Subscriber:

(i) is knowledgeable of, or has been independently advised as to, the applicable securities legislation of such international jurisdiction which would apply to this subscription agreement, if any;

(ii) is purchasing the Units pursuant to an applicable exemption from any prospectus, registration or similar requirements under the applicable securities laws of such international jurisdiction, or, if such is not applicable, the Subscriber is permitted to purchase the Units under the applicable securities laws of the international jurisdiction without the need to rely on exemptions; and

D.S. Bon

(iii) acknowledges that the applicable securities laws of the international jurisdiction do not require the Partnership to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

(g) the Subscriber, and any beneficial purchaser referred to in this section 3, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment in the Units and is able to bear the economic risk of loss of such investment;

(h) the Subscriber has had the opportunity to ask questions of, and receive answers from, the Partnership or a person authorized to act on behalf of the Partnership concerning the business and affairs of the Partnership and the attributes of the Units which the Subscriber deems necessary and appropriate;

(i) in investing in the Units, the Subscriber is relying solely on the representations and warranties contained in this Agreement;

(j) the Subscriber has sought no advice in relation to the investment of the Units from the General Partner or any of its affiliates, associates, agents, employees or representatives and neither the General Partner nor any of its affiliates, associates, agents, employees or representatives has provided any advice to the Subscriber in relation to such purchase; and

(k) the Subscriber acknowledges that by subscribing hereunder, the Subscriber will become subject to all the terms of the Partnership Agreement and, by doing so, provide representations, warranties and covenants in favour of the Partnership and all partners as set out therein.

The foregoing representations and warranties are made by the Subscriber with the intent that each may be relied upon by the Partnership without further enquiry for purposes of determining the suitability of the Subscriber as a holder of the Units and of determining the availability to the Partnership of the prospectus exemptions set out in section 3.

4. Power of Attorney

In consideration of the General Partner accepting this Subscription on behalf of the Partnership and conditional thereon, the Subscriber hereby:

(a) agrees to be bound, as a party to the Partnership Agreement and as a Limited Partner in the Partnership, by the terms of the Partnership Agreement, as from time to time amended and in effect; and

(b) the Partnership Agreement, any amendment to the Partnership Agreement (subject to required Limited Partner approvals, if any) and any other instruments or documents required to continue and keep in good standing the Partnership as a limited partnership under the Act, or otherwise to comply with the laws of any jurisdiction in which the Partnership may carry on business or own or lease property in order to maintain the limited liability of the Limited Partners and to comply with the applicable laws of such jurisdiction (including such amendments to the Certificate of Limited Partnership or the Record as may be necessary to reflect the admission to the Partnership of subscribers for or transferees of Units as contemplated by the Partnership Agreement)

D.S.

(i) all instruments and any amendments to the Certificate necessary to reflect any amendment to the Partnership Agreement;

(ii) any instrument required in connection with the dissolution and termination of the Partnership in accordance with the provisions of the Partnership Agreement, including any elections, determinations or designations under the Tax Act and under any similar legislation;

(iii) the documents necessary to be filed with the appropriate governmental body or authority in connection with the business, property, assets and undertaking of the Partnership;

(iv) such documents as may be necessary to give effect to the business of the Partnership as described in the Partnership Agreement;

(v) the documents on the Limited Partner's behalf and in the Limited Partner's name as may be necessary to give effect to the sale, assignment or redemption of a Unit or to give effect to the admission of a subscriber for or transferee of Units to the Partnership;

(vi) any election, determination, designation, information return or similar document or instrument as may be required at any time under the Tax Act, the Excise Tax Act (Canada), or under any other taxation legislation or laws of like import of Canada or of any province, territory or jurisdiction which relates to the affairs of the Partnership or the interest of any Person in the Partnership; and

(vii) all other instruments and documents on the Limited Partner's behalf and in the Limited Partner's name or in the name of the Partnership as may be deemed necessary by the General Partner to carry out fully this Agreement in accordance with its terms.

The power of attorney granted herein is irrevocable, is a power coupled with an interest, shall survive the death or disability of a Limited Partner and shall survive the transfer or assignment by a Limited Partner, to the extent of the obligations of a Limited Partner hereunder, of the whole or any part of the interest of the Limited Partner in the Partnership, extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Limited Partner, and may be exercised by the General Partner on behalf of each Limited Partner in executing any instrument by a facsimile signature or by listing all the Limited Partners and executing such instrument with a single signature as attorney and agent for all of them, or in such other manner as the General Partner sees fit. Each Limited Partner agrees to be bound by any representations or actions made or taken by the General Partner pursuant to this power of attorney and hereby waives any and all defences which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under this power of attorney in accordance with the *Powers of Attorney Act* (Alberta) and the *Power of Attorney Act* (British Columbia). Each Limited Partner declares that these powers of attorney may be exercised during any legal incapacity or mental infirmity on the Limited Partner's part.

This power of attorney shall continue in respect of the General Partner so long as it is the General Partner of the Partnership and shall terminate thereafter, but shall continue in respect of a new General Partner as if the new General Partner were the original attorney.

The Subscriber agrees to be bound by any representation or action made or taken by the General Partner pursuant to this power of attorney and hereby waives any and all defences which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under this power of

D.S.

attorney. Each Subscriber hereby appoints the General Partner as the Limited Partner's agent with authority upon receipt of notice of the death or disability of the Subscriber to transfer Units held by such Subscriber into the name of the General Partner in trust for the estate of such Subscriber and thereafter to transfer such Units into the name of the executor, administrator, committee or personal representative of such Subscriber.

5. Revocation

The Subscriber agrees that this Subscription is given for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber. The acceptance of this Subscription will be effective upon endorsement of acceptance by the General Partner on behalf of the Partnership where indicated below.

6. Indemnity

The Subscriber agrees to indemnify and hold harmless the Partnership, the General Partner and their directors, officers, employees, agents and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Partnership in connection with this Subscription being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any document furnished by the Subscriber to the Partnership in connection herewith.

7. Notices

Any notice or communication which the Partnership or the Subscriber is required or may desire to give or to make upon the other hereunder will be effective and valid only if in writing, signed by or on behalf of the party giving the notice or making the communication, and delivered personally to the other party or sent by courier, delivery service or by registered or certified mail, addressed, in the case of the Partnership, to their address set forth on page 1 hereof, or, in the case of the Subscriber, to the address set forth below (or, in either case, to such other address or person of which either party has given notice or made communication to the other in accordance with the foregoing).

8. Miscellaneous

The agreement resulting from the acceptance of this Subscription by the General Partner on behalf of the Partnership contains the whole agreement between the Partnership and the Subscriber in respect of the subject matters hereof and there are no representations, warranties, terms, conditions or collateral agreements, express, implied or statutory, other than as expressly set forth herein. All representations, warranties, agreements and covenants made by the Subscriber herein will survive the execution, delivery and acceptance of this Subscription. Neither this Subscription nor any of the rights arising hereunder will be capable of assignment or transfer by the Subscriber in any manner except with the written consent of the Partnership. This Subscription will enure to the benefit of and be binding upon the Partnership and the Subscriber and their respective successors and permitted assigns and heirs, administrators, executors and other legal representatives. This Subscription and the rights and obligations of the parties hereunder will be governed by and construed in accordance with the laws of the Province of British Columbia and any legal action or proceeding with respect therein or hereto will be brought in the courts of the Province of British Columbia.

The Subscriber hereby authorizes the General Partner to correct any minor errors in, or complete any minor information missing from the Accredited Investor Certificate (Appendix A) which has been

D.S.

executed by the Subscriber and delivered to the Partnership. The Subscriber consents to the filing of such document and any other documents as may be required to be filed with any stock exchange or securities regulatory authority.

9. Income Tax Legislation

Since the provisions of the Tax Act and any other legislation imposing taxation consequences on the Subscriber are complex and since the general effect of the aforesaid legislation (including their effect in the event of the death of the Subscriber or the sale of a Unit by or to the Subscriber) depends on the particular circumstances of each party, the Subscriber does hereby expressly acknowledge that he has been advised to seek independent professional advice on the taxation and investment aspects of the Partnership and that neither the General Partner nor the Partnership make representations with respect to matters of taxation and shall not be responsible either for any taxation consequences, or without restricting the generality of the foregoing and notwithstanding the terms hereof, for the deductibility or reasonableness of any expenses, or for any loss, costs, charges or expenses in respect thereof.

IF THE SUBSCRIBER IS AN INDIVIDUAL

SIGNED AND DELIVERED by the Subscriber in the presence of:

____
Name

____
Address

____

[signature]
Signature of the Subscriber

IF THE SUBSCRIBER IS A COMPANY

MICRON ENVIRO SYSTEMS
Name of Company

Per: [signature]
Name: BERNIE MCDOUGALL
Office: President & CEO

ACCEPTANCE

Subscription accepted on May 31, 2006.

PATCH OILSANDS LIMITED PARTNERSHIP
by its General Partner, PATCH OILSANDS LTD.

Per: [signature]
Authorized Signatory

APPENDIX A

ACCREDITED INVESTOR CERTIFICATE

The undersigned (the "Investor") hereby confirms and certifies to **Patch Oilsands Limited Partnership** that the Investor is purchasing the Units as principal and that the Investor is an "Accredited Investor" as defined in National Instrument 45-106 ("NI 45-106") and is: **[check appropriate boxes]**

☐ (a) a Canadian financial institution, or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada);

☐ (c) a subsidiary of any person referred to in paragraphs (f) or (g), if the person owns all of the voting securities of the subsidiary except the voting securities required by law to be owned by directors of that subsidiary;

☐ (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador);

☐ (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (i);

☐ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Québec;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐ (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

D.S.

☐ (l) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

☐ (m) a person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements;

☐ (n) an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

(ii) a person that acquires or acquired securities in the circumstances referred to in Sections 2.10 [*Minimum amount investment*], and 2.19 [*Additional investment in investment funds*] of NI 45-106; OR

(iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under Section 2.18 [*Investment fund reinvestment*] of NI 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐ (q) a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (f) to (i) or paragraph (n) in form and function;

☐ (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐ (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; OR

D.S.

☐ (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor; or

(ii) an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force;

and for purposes hereof, words and phrases which are used in this Accredited Investor Certificate and which are defined in NI 45-106 shall have the meaning ascribed thereto in NI 45-106.

The Investor hereby further confirms and certifies to the Partnership that the Investor is not an entity created or used solely to purchase or hold the Units in the category of Accredited Investor described in Section (d) above.

EXECUTED by the Investor at WEDNESDAY, this 31ST day of MAY, 2006

If a corporation, partnership or other entity:

[signature]
Signature of Authorized Signatory

PRESIDENT & CEO
Name and Position of Signatory

MICRON ENVIRO SYSTEMS
Name of Purchasing Entity

NEVEDA BASED IN VANCOUVER BC
Jurisdiction of Residence

If an individual:

Signature

Print Name

Jurisdiction of Residence

D.S. [initials]

SCHEDULE "_"

FORM OF ASSIGNMENT AND POWER OF ATTORNEY

The Units of a Limited Partner in the Partnership are to be transferred by an instrument in writing substantially in the following form:

TRANSFER OF UNITS IN PATCH OILSANDS LIMITED PARTNERSHIP

The undersigned (the "**Transferor**"), a Limited Partner of Patch Oilsands Limited Partnership (the "**Partnership**"), hereby transfers to:

MICRON ENVIRO SYSTEMS
(Name of Transferee)

all of the undersigned's Units. The undersigned agrees to furnish to the General Partner of the Partnership (the "**General Partner**") such documents, certificates, assurances and other instruments as the General Partner may require to effect this Transfer and to continue and keep in good standing the Partnership as a limited partnership.

Dated May 31, 2006.

[signature]
Witness

If a corporation, the corporate seal of the corporation is to be affixed

[signature]
(Signature of Limited Partner)

Micron Enviro Systems c/o BERNIE McDOUGALL
(Name of Limited Partner)
(Please Print)

(Please Print)

C/S

#205-789 WEST PENDER
(Address)
VANCOUVER, BC. V6C 1H2

The above named Transferee accepts the above Transfer and agrees to be bound, as a party to the Limited Partnership Agreement (the "**Partnership Agreement**") dated for reference ◆, 2006 among

D.S.

Patch Oilsands Ltd. as General Partner and those parties referred to as Limited Partners therein and others and as a Limited Partner in the Partnership, by the terms of the Partnership Agreement as from time to time amended and in effect and assumes the obligations of the above named Transferor in respect of the Units.

The above named Transferee makes the representations, warranties, covenants and acknowledgements to the General Partner and the other Limited Partners set out in the Subscription Agreement.

In consideration of the General Partner consenting to the transfer, the Transferee hereby irrevocably nominates, constitutes and appoints the General Partner, with full power of substitution, as the Transferee's agent and true and lawful attorney to act on the Transferee's behalf with full power and authority in the Transferee's name, place and stead to execute and record or file as and where required:

(a) agrees to be bound, as a party to the Partnership Agreement and as a Limited Partner in the Partnership, by the terms of the Partnership Agreement, as from time to time amended and in effect; and

(b) the Partnership Agreement, any amendment to the Partnership Agreement (subject to required Limited Partner approvals, if any) and any other instruments or documents required to continue and keep in good standing the Partnership as a limited partnership under the Act, or otherwise to comply with the laws of any jurisdiction in which the Partnership may carry on business or own or lease property in order to maintain the limited liability of the Limited Partners and to comply with the applicable laws of such jurisdiction (including such amendments to the Certificate of Limited Partnership or the Record as may be necessary to reflect the admission to the Partnership of subscribers for or transferees of Units as contemplated by the Partnership Agreement)

(i) all instruments and any amendments to the Certificate necessary to reflect any amendment to the Partnership Agreement;

(ii) any instrument required in connection with the dissolution and termination of the Partnership in accordance with the provisions of the Partnership Agreement, including any elections, determinations or designations under the Tax Act and under any similar legislation;

(iii) the documents necessary to be filed with the appropriate governmental body or authority in connection with the business, property, assets and undertaking of the Partnership;

(iv) such documents as may be necessary to give effect to the business of the Partnership as described in the Partnership Agreement;

(v) the documents on the Limited Partner's behalf and in the Limited Partner's name as may be necessary to give effect to the sale, assignment or redemption of a Unit or to give effect to the admission of a subscriber for or transferee of Units to the Partnership;

(vi) any election, determination, designation, information return or similar document or instrument as may be required at any time under the Tax Act, the Excise Tax Act (Canada), or under any other taxation legislation or laws of like import of Canada or of

any province, territory or jurisdiction which relates to the affairs of the Partnership or the interest of any Person in the Partnership; and

(vii) all other instruments and documents on the Limited Partner's behalf and in the Limited Partner's name or in the name of the Partnership as may be deemed necessary by the General Partner to carry out fully this Agreement in accordance with its terms.

The power of attorney granted herein is irrevocable, is a power coupled with an interest, shall survive the death or disability of the Transferee or the assignment by the Transferee of the whole or any part of the interest of the Transferee in the Partnership and extends to and is binding upon the heirs, executors, administrators and other legal representatives and successors and assigns of the Transferee and, if the Transferee is an individual, will survive the death or disability of the Transferee until notice of such death or disability is delivered to the General Partner. The power of attorney granted herein may be exercised by the General Partner on behalf of the Transferee in executing any instrument by listing the Limited Partners thereon and executing each instrument with a single signature as attorney and agent for all of them or by executing such instrument on behalf of the Partnership as General Partner. The Transferee agrees to be bound by any representation or action made or taken by the General Partner pursuant to this power of attorney and hereby waives any and all defences which may be available to contest, negate or disaffirm the action of the General Partner taken in good faith under this power of attorney. Each Transferee hereby appoints the General Partner as the Limited Partner's agent with authority upon receipt of notice of the death or disability of the Transferee to transfer Units held by such Transferee into the name of the General Partner in trust for the estate of such Transferee and thereafter to transfer such Units into the name of the executor, administrator, committee or personal representative of such Transferee.

This power of attorney shall continue in respect of the General Partner so long as it is the General Partner of the Partnership and shall terminate thereafter, but shall continue in respect of a new General Partner as if the new General Partner were the original attorney.

[signature]
Witness

If a corporation, the corporate seal of the corporation is to be affixed

[signature]
(Signature of Limited Partner)

MICRON ENVIRO SYSTEMS
(Name of Limited Partner)
(Please Print)

BERNIE MCDONALL
(Please Print)

C/S

#205 - 789 WEST PENDER
(Address)
VANCOUVER BC.
V6C 1H2

Notes:

1. A Transfer of any Units may have income tax implications to the Transferor and the Transferee.

2. A PERSON IS NOT ENTITLED TO THE RIGHTS OF A LIMITED PARTNER UNTIL SUCH PERSON IS NAMED AS A LIMITED PARTNER IN THE REGISTER OF THE PARTNERSHIP.

D.S Buon CW